Exhibit 10.2

FOURTH AMENDMENT (INCREASE AMENDMENT)

TO

TERM LOAN CREDIT AGREEMENT

THIS FOURTH AMENDMENT (INCREASE AMENDMENT) TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is entered into as of December 16, 2016, by and among the lenders identified on the signature pages hereof, WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative agent (in such capacity, “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, “Collateral Agent”), NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (“Borrower”), and the entities listed on Schedule 1 (“Guarantors”).

W I T N E S S E T H:

WHEREAS, Borrower, the Administrative Agent and Lenders are parties to that certain Term Loan Credit Agreement dated as of April 15, 2016 (as amended by that certain First Amendment to Term Loan Credit Agreement, dated as of June 30, 2016, as further amended by that certain Second Amendment to Term Loan Credit Agreement, dated as of September 22, 2016, and as further amended by that certain Third Amendment (Increase Amendment) to Term Loan Credit Agreement, dated as of November 14, 2016, and as amended, restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement;” the Existing Credit Agreement, as amended by this Amendment and as may be further amended, restated, modified or supplemented from time to time after the date hereof, is herein referred to as the “Amended Credit Agreement); and

WHEREAS, Borrower has requested that certain Lenders extend December 2016 Additional Term Loans (as defined) to Borrower, and each December 2016 Additional Term Loan Lender (as defined) party hereto has agreed to provide such December 2016 Additional Term Loans to Borrower on the terms and conditions set forth herein and in the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Amended Credit Agreement.

2.    Amendments to Existing Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 5 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the Existing Credit Agreement is hereby amended as follows:

(a)    Schedule 1.1 thereof shall be amended by adding the following definitions in appropriate alphabetical order:

“December 2016 Additional Term Commitment” means, with respect to each December 2016 Additional Term Loan Lender, its December 2016 Additional Term Commitment, and, with respect to all December 2016 Additional Term Loan Lenders, their December 2016 Additional Term Commitments, in each case as such Dollar amounts are set forth beside such December 2016 Additional Term Loan Lender’s name under the applicable heading on Schedule C-1 to the Fourth Amendment.

“December 2016 Additional Term Loan” means the Term Loans made pursuant to the Fourth Amendment.

“December 2016 Additional Term Loan Lender” means each Lender party to the Fourth Amendment that has a December 2016 Additional Term Commitment.

“Fourth Amendment” means the Fourth Amendment (Increase Amendment) to Term Loan Credit Agreement in respect of this Agreement, dated as of December 16, 2016, among Borrower, the Guarantors, party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means December 16, 2016, which is the date on which each of the conditions set forth in Section 4 of the Fourth Amendment has been satisfied and the December 2016 Additional Term Loans have been funded by the December 2016 Additional Term Loan Lenders.

(b)    Schedule 1.1 thereof shall be amended by deleting the definitions set forth below in their entirety and replacing them with the following:

“Rolling Budget” means a projected statement of sources and uses of cash for the Loan Parties and their Subsidiaries on a weekly basis, for the following 13 calendar weeks, including any anticipated use of the proceeds of Additional Term Loans and/or December 2016 Additional Term Loans held in the Master Account for each week during such period and setting forth on a cumulative roll-forward basis, the projected cash disbursements and projected cash receipts for each applicable week, in form and substance reasonably satisfactory to the Lenders.

“Term Commitment” means an Original Term Commitment, an Additional Term Commitment or a December 2016 Additional Term Commitment, or all of them, as the context may require.

“Term Loan” means an Original Term Loan, an Additional Term Loan or a December 2016 Additional Term Loan, or all of them, as the context may require.

(c)    Schedule C-1 thereof shall be amended and restated in its entirety by Schedule C-1 attached to this Amendment.

(d)    Section 2.1(a) thereof shall be amended and restated in its entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, each Term Lender agrees (severally, not jointly or jointly and severally) to make a simultaneous loan or loans to Borrower on the Closing Date in an amount not to exceed such Lender’s Original Term Commitment. Subject to the terms and conditions of this Agreement, each Additional Term Loan Lender agrees (severally, not jointly or jointly and severally) to make a simultaneous loan or loans to Borrower on the Third Amendment Effective Date in an amount not to exceed such Additional Term Loan Lender’s Additional Term Commitment. Subject to the terms and conditions of this Agreement, each December 2016 Additional Term Loan Lender agrees (severally, not jointly or jointly and severally) to make a simultaneous loan or loans to Borrower on the Fourth Amendment Effective Date in an amount not to exceed such December 2016 Additional Term Loan Lender’s December 2016 Additional Term Commitment.”

(e)    Section 2.4(g) thereof shall be amended and restated in its entirety as follows:

“(g) Master Account. To the extent that, as of March 31, 2017, any amount shall remain on deposit in the Master Account in excess of the amount on deposit in the Master Account immediately prior to the funding of the Additional Term Loans on the Third Amendment Effective Date, Borrower shall immediately transfer funds in an amount equal to such excess to the Administrative Agent for distribution to the Lenders ratably as a prepayment of an outstanding principal amount of Additional Term Loans and/or December 2016 Additional Term Loans.

(f)    Section 5 thereof shall be amended by inserting the following Section 5.18 as the final paragraph thereof:

5.18    Interim CFO and Access.

(a)    Borrower shall, as promptly as practicable after the Fourth Amendment Effective Date, employ an interim chief financial officer, such interim chief financial officer will be reasonably satisfactory to the Required Lenders on terms reasonably satisfactory to the Required Lenders and Borrower (the “Interim CFO”). Prior to the date on which such Interim CFO is appointed, Borrower shall continue to employ Alix Partners as financial advisor (the “Financial Advisor”) on the same terms and conditions as those under which Alix Partners has been retained as of the Fourth Amendment Effective Date.

(b)    Until the Interim CFO has been appointed and the Financial Advisor’s engagement has been terminated, Borrower and each of its Subsidiaries hereby authorizes Financial Advisor to communicate directly with the Administrative Agent, the Collateral Agent and the Required Lenders and their respective professionals and advisors regarding Borrower and its Subsidiaries and any matters within the scope of Financial Advisor’s work related thereto. Borrower and each of its Subsidiaries hereby authorizes the Interim CFO to communicate directly with the Administrative Agent, the Collateral Agent and the Required Lenders and their respective professionals and advisors regarding Borrower and its Subsidiaries and any matters within the scope of the Interim CFO’s work related thereto and, after the Interim CFO has been appointed, Borrower and each of its Subsidiaries will cause the Interim CFO to communicate telephonically with the Administrative Agent, the Collateral Agent and the Required Lenders and their respective professionals and advisors on a regular (no less frequently than bi-weekly) basis to discuss Borrower and its Subsidiaries’ business performance and refinancing efforts and such other matters as the Administrative Agent, the Collateral Agent or the Required Lenders may elect.

(c)    Borrower and its Subsidiaries shall cooperate fully with the Administrative Agent, the Collateral Agent and the Required Lenders and their respective professionals and advisors and provide assistance with any and all diligence the Administrative Agent, the Collateral Agent or the Required Lenders or their respective professionals and advisors may reasonably require, including, but not limited to, providing the Administrative Agent, the Collateral Agent, the Required Lenders and their respective counsel and advisors with prompt reasonable access to (x) the Financial Advisor retained by Borrower pursuant hereto, (y) all related diligence materials and work product, including written reports provided by such Financial Advisor to Borrower as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Required Lenders (other than any such materials and reports determined by Borrower or its counsel to be subject to the work-product doctrine or attorney-client privilege), and (z)

such other available information as the Administrative Agent, the Collateral Agent or the Required Lenders or their respective professionals and advisors shall reasonably request.

(g)    Section 6.11 thereof shall be amended and restated in its entirety as follows:

6.11    Use of Proceeds.

(a) Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any Original Term Loan made hereunder on the Closing Date for any purpose other than (i) on the Closing Date, to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including the repurchase, redemption, prepayment or other acquisition of any Bond Debt). Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any Additional Term Loan made under the Third Amendment on the Third Amendment Effective Date for any purpose other than (i) on the Third Amendment Effective Date, to pay (A) the fees, costs and expenses incurred in connection with the Third Amendment and (B) interest and other amounts accrued under the Bond Debt in an amount not to exceed $2,014,621.03 and (ii) thereafter, subject to satisfaction of the Release Conditions and Section 6.11(b), for general operating, working capital and other general corporate purposes of Borrower not otherwise prohibited by the terms hereof. Borrower will not, and will not permit any of its Subsidiaries to use the proceeds of any December 2016 Additional Term Loan made under the Fourth Amendment on the Fourth Amendment Effective Date for any purpose other than (i) on the Fourth Amendment Effective Date, to pay (A) the fees, costs and expenses incurred in connection with the Fourth Amendment and (B) an aggregate principal amount of loans outstanding under the Revolving Credit Agreement in the amount of $22,000,000 and (ii) thereafter, subject to satisfaction of the Release Conditions and Section 6.11(b), for general operating, working capital and other general corporate purposes of Borrower not otherwise prohibited by the terms hereof.

(b) Notwithstanding anything to the contrary contained herein, the proceeds of Additional Term Loans which are not used on the Third Amendment Effective Date for the purposes described in the second sentence of Section 6.11(a) and the proceeds of December 2016 Additional Term Loans which are not used on the Fourth Amendment Effective Date for the purposes described in the third sentence of Section 6.11(a) shall each be deposited solely into the Master Account and held in such account subject to satisfaction of the Release Conditions. Upon satisfaction of the Release Conditions, Borrower may withdraw funds as set forth in the appropriate Notice of Release Request; provided that, upon release from the Master Account, such released funds may not be used for any purpose other than as set forth in the most recent Rolling Budget delivered to the Lenders pursuant to Section 5.1.

(c) It is agreed that no part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

(h)    Section 8 thereof shall be amended by inserting the following Section 8.12 as the final paragraph thereof:

8.12    Financial Advisor; Interim CFO. (a) Financial Advisor is instructed to cease working prior to the appointment of the Interim CFO, (b) Financial Advisor’s engagement by Borrower and its Subsidiaries, or any of the responsibilities, authority, powers, or duties of Financial Advisor, is terminated, suspended, or restricted in any respect~~.~~ prior to the appointment of the Interim CFO, (c) the Interim CFO is instructed to cease working or (d) the Interim CFO’s appointment by Borrower and its Subsidiaries, or any of the responsibilities, authority, powers, or duties of Interim CFO, is terminated, suspended, or restricted in any respect.

3.    December 2016 Additional Term Loans.

(a)    On the Fourth Amendment Effective Date, each December 2016 Additional Term Loan Lender agrees (severally, not jointly or jointly and severally) to make a simultaneous December 2016 Additional Term Loan to Borrower on the Fourth Amendment Effective Date in an amount not to exceed such December 2016 Additional Term Loan Lender’s December 2016 Additional Term Commitment.

(b)    The proceeds of the December 2016 Additional Term Loans shall, to the extent not utilized on the Fourth Amendment Effective Date for the purposes described in clause (i) of the third sentence of Section 6.11(a) of the Amended Credit Agreement, be deposited solely into the Master Account and released solely upon satisfaction of the Release Conditions as set forth in the Amended Credit Agreement.

(c)    The December 2016 Additional Term Loans shall be “Term Loans” under the Amended Credit Agreement and shall have the same terms (including with respect to maturity, pricing, prepayments, events of default and assignability) as the Term Loans made under the Existing Credit Agreement.

4.    Conditions to Effectiveness of Effective Date Amendments. The amendments set forth in Section 2 shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to the Administrative Agent in all respects (the “Fourth Amendment Effective Date”):

(a)    The Administrative Agent shall have received a copy of this Amendment executed and delivered by the Administrative Agent, the Lenders party hereto, and the Loan Parties;

(b)    Borrower shall have executed and delivered an amendment, in form and substance satisfactory to the Administrative Agent and each of the Lenders party thereto, to that certain Amended and Restated Credit Agreement, dated as of February 3, 2014, by Borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto;

(c)    Borrower shall have executed and delivered amendments, in form and substance satisfactory to the Administrative Agent and each of the Lenders, to each of the Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement, pertaining to this Amendment and the December 2016 Additional Term Loans made hereunder (collectively, the “Intercreditor Amendments”);

(d)    The Collateral Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of any Agent, desirable to perfect the Collateral Agent’s Liens in and to the Collateral, and

Collateral Agent shall have received searches reflecting the filing of all such financing statements;

(e)    The Administrative Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which it is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(f)    The Administrative Agent shall have received confirmation that each Loan Party’s Governing Documents have not been amended, supplemented or otherwise modified since the Closing Date;

(g)    The Administrative Agent shall have received a certificate of status with respect to each Loan Party, dated prior to the Fourth Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(h)    Each Agent shall have received an opinion of the Loan Parties’ counsel (including an opinion of counsel in respect of each of such Loan Parties’ jurisdiction of organization) in form and substance satisfactory to each Agent;

(i)    Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment and the other Loan Documents;

(j)    The Administrative Agent shall have received from Borrower, for the benefit of the Lenders party hereto, the Amendment Fee;

(k)    Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of this Amendment and the other Loan Documents or with the consummation of the transactions contemplated thereby;

(l)    After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the Fourth Amendment Effective Date;

(m)    The Administrative Agent shall have received a Borrowing request from Borrower in compliance with the provisions of Section 2.3(a) of the Existing Credit Agreement;

(n)    Borrower shall have delivered to the Administrative Agent a certificate setting forth the amount held in the Master Account immediately prior to the funding of the December 2016 Additional Term Loans on the Fourth Amendment Effective Date; and

(o)    all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Administrative Agent and its counsel.

5.    Representations and Warranties. In order to induce the Agents and Lenders to enter into this Amendment, Borrower hereby represents and warrants to the Agents and Lenders that:

(a)    as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment to which it is a party have been duly authorized by all necessary action on the part of such Loan Party;

(b)    as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment does not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain which could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect;

(c)    this Amendment has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(d)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date); and

(e)    after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

6.    Amendment Fee. In connection with this Amendment, Borrower agrees to pay to the Agents, for the ratable account of the December 2016 Additional Term Loan Lenders party to this Amendment (such ratable amount based on each such December 2016 Additional Term Loan Lender’s December 2016 Additional Term Commitment as a percentage of the December 2016 Additional Term Commitments of all such December 2016 Additional Term Loan Lenders party to this Amendment), an amendment fee (the “Amendment Fee”) of $2,500,000, which fee is due and payable on the Fourth Amendment Effective Date, and fully earned and non-refundable on the Fourth Amendment Effective Date. The Amendment Fee is in addition to and not net of any fees previously paid by Borrower or any Loan Party pursuant to any Loan Document.

7.    Reference to and Effect on the Amended Credit Agreement and the other Loan Documents.

(a)    On and after the Fourth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.

(b)    The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Fourth Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

8.    Acknowledgment; Liens Unimpaired. Each Loan Party hereby acknowledges that it has read this Amendment and consents to its terms, and further hereby affirms, confirms, represents, warrants and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which such Loan Party is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects and (b) after giving effect to this Amendment, (i) the execution, delivery, performance or effectiveness of this Amendment shall not impair the validity, effectiveness or priority of the Liens granted pursuant to the Loan Documents and such Liens shall continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred, including, without limitation, the December 2016 Additional Term Loans to be made by the December 2016 Additional Term Loan Lenders on the Fourth Amendment Effective Date, (ii) the Guaranty and Security Agreement, as and to the extent provided in the Loan Documents, shall continue in full force and effect in respect of the Obligations under the Amended Credit Agreement and the other Loan Documents, including, without limitation, the December 2016 Additional Term Loans to be made by the December 2016 Additional Term Loan Lenders on the Fourth Amendment Effective Date, and (iii) each Control Agreement previously delivered by Borrower in connection with the Existing Credit Agreement shall not be impaired and each Control Agreement continues in full force and effect in respect of the Obligations under the Amended Credit Agreement and the other Loan Documents, including, without limitation, the December 2016 Additional Term Loans to be made by the December 2016 Additional Term Loan Lenders on the Fourth Amendment Effective Date. For the avoidance of doubt, each Loan Party hereby acknowledges and affirms that the December 2016 Additional Term Loans made pursuant to this Amendment or the Amended Credit Agreement constitute “Obligations” (as defined in the Guaranty and Security Agreement) and similar defined terms used in the Loan Documents.

9.    Authorization of Administrative Agent. By signing below, the Lenders party hereto (which Lenders constitute the “Required Lenders” under and as defined in the Existing Credit Agreement) hereby authorize and direct the Administrative Agent to execute and deliver each of (a) this Amendment, (b) the Intercreditor Amendments and (c) each other certificate, filing, agreement or other document relating to this Amendment and the transactions contemplated hereby.

10.    Miscellaneous.

(a)    Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of any Agent (including reasonable attorneys’ fees) incurred in connection with the preparation,

negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Existing Credit Agreement as amended hereby.

(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Existing Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Existing Credit Agreement are expressly incorporated herein by reference.

(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Agreement.

(d)    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

11.    Release.

(a)    In consideration of the agreements of the Agents and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor that executes this Amendment, on behalf of itself and its successors, assigns, and other legal representatives (Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agents, and Lenders, and their successors and assigns, and their present and former shareholders, Affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agents, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with this Amendment, the Existing Credit Agreement, the Amended Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)    Each of Borrower and each Guarantor that executes this Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each of Borrower and each Guarantor that executes this Amendment agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chairman and Chief Executive Officer

1960 WELL SERVICES, LLC
BADLANDS LEASING, LLC
BADLANDS POWER FUELS, LLC (DE)
BADLANDS POWER FUELS, LLC (ND)
HECKMANN WATER RESOURCES CORPORATION
HECKMANN WATER RESOURCES (CVR), INC.
HECKMANN WOODS CROSS, LLC
HEK WATER SOLUTIONS, LLC
IDEAL OILFIELD DISPOSAL, LLC
LANDTECH ENTERPRISES, L.L.C.
NES WATER SOLUTIONS, LLC
NUVERRA TOTAL SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

APPALACHIAN WATER SERVICES, LLC

By: HEK Water Solutions, LLC, its managing member

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	Authorized Signatory

ASCRIBE II INVESTMENTS LLC, as a Lender

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

ASCRIBE III INVESTMENTS LLC, as a Lender

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

ECF VALUE FUND, LP, as a Lender

By:	/s/ Jeff Gates
Name:	Jeff Gates
Title:	Managing Partner of the General Partner

ECF VALUE FUND II, LP, as a Lender

By:	/s/ Jeff Gates
Name:	Jeff Gates
Title:	Managing Partner of the General Partner

ECF VALUE FUND INTERNATIONAL MASTER, LP, as a Lender

By:	/s/ Jeff Gates
Name:	Jeff Gates
Title:	President of the Investment Manager

SCHEDULE 1

GUARANTORS

	Subsidiary Guarantor	Jurisdiction of Formation
1.	Nuverra Environmental Solutions, Inc.	Delaware
2.	1960 Well Services, LLC	Ohio
3.	Appalachian Water Services, LLC	Pennsylvania
4.	Badlands Leasing, LLC	North Dakota
5.	Badlands Power Fuels, LLC	Delaware
6.	Badlands Power Fuels, LLC	North Dakota
7.	Heckmann Water Resources Corporation	Texas
8.	Heckmann Water Resources (CVR), Inc.	Texas
9.	Heckmann Woods Cross, LLC	Utah
10.	HEK Water Solutions, LLC	Delaware
11.	Ideal Oilfield Disposal, LLC	North Dakota
12.	Landtech Enterprises, L.L.C.	North Dakota
13.	NES Water Solutions, LLC	Delaware
14.	Nuverra Total Solutions, LLC	Delaware

Schedule C-1

Commitments

Lender	Original Term Commitment	Additional Term Commitment	December 2016 Additional Term Commitment
ASCRIBE II INVESTMENTS LLC	$1,020,000.00	$280,500.00	$1,168,750
ASCRIBE III INVESTMENTS LLC	$11,409,600.00	$3,137,640.00	$13,073,500
ECF VALUE FUND, LP	$2,731,200.00	$803,660.00	$3,173,750
ECF VALUE FUND II, LP	$6,201,600.00	$1,808,400.00	$7,171,000
ECF VALUE FUND INTERNATIONAL MASTER, LP	$2,637,600.00	$569,800.00	$2,913,000

All Lenders	$24,000,000.00	$6,600,000.00	$27,500,000.00

Exhibit A

Notice of Release Request